- --------------------------------------------------------------------------------
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1996
                                                      REGISTRATION NO. 333-10405
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                  PRE-EFFECTIVE
                                AMENDMENT NO. 12
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                           MIDAMERICAN ENERGY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

IOWA                             4924                          42-1425214
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)   IDENTIFICATION
                                                                         NUMBER)

                                666 GRAND AVENUE
                                  P.O. BOX 657
                            DES MOINES, IA 50303-0657
                                 (515) 242-4300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           -------------------------

                                PHILIP G. LINDNER
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           MIDAMERICAN ENERGY COMPANY
                                666 GRAND AVENUE
                                  P.O. BOX 657
                            DES MOINES, IA 50303-0657
                                 (515) 242-4300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                           -------------------------

                                   Copies to:

                                  DAVID M. KIES
                                JOSEPH B. FRUMKIN
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004

                           -------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE BUSINESS COMBINATION TRANSACTION DESCRIBED HEREIN.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                           -------------------------

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- ------------------------------------------------------
                                  PROPOSED
                                  MAXIMUM       PROPOSED
                                  OFFERING      MAXIMUM
TITLE OF EACH CLASS               PRICE PER     AGGREGATE           AMOUNT OF
OF SECURITIES TO BE AMOUNT TO BE  SHARE OF      OFFERING            REGISTRATION
REGISTERED          REGISTERED    COMMON STOCK  PRICE               FEE

- --------------------------------------------------------------------------------


Common stock,                     Not
no par value        70,204,120(1) applicable(2) $991,266,619(1),(2) $341,818(2)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and solely for the purpose of calculating the registration fee, the number of shares of MidAmerican common stock to be registered is calculated as 29,925,030 (the number of shares of IES Common Stock outstanding on June 30, 1996), multiplied by 2.346 (the proposed exchange ratio in the MidAmerican Proposed Merger of shares of MidAmerican common stock for shares of IES Common Stock).
(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum sggregate offering price is calculated at the Amount to be Registrered multiplied by 33-1/8 (the closing price of IES Common Stock on August 14,
     1996), divided by 2.346 (the proposed exchange ratio in the MidAmerican Proposed Merger of shares of MidAmerican common stock for shares of IES Common Stock). Of this amount, $205,090 has been paid previously.

                           -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PRUSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       AMENDMENT TO REGISTRATION STATEMENT

         The Registrant hereby amends the Registration Statement to reflect the registration fee paid.


                                   Signatures

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on the 11th day of September, 1996.

                                                  MIDAMERICAN ENERGY COMPANY

                                                  By /s/ S. J. BRIGHT

                                                  -----------------------------
                                                  S. J. Bright
                                                  President, Chief Executive
                                                  Officer and Director

         Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons in the capacities indicated, on the date set forth above.

SIGNATURE                                            TITLE
- -----------------------------------     ------------------------------
  /s/  R. E. CHRISTIANSEN*              Chairman of the Board of Directors
- -----------------------------------     and Director
         R. E. Christiansen

  /s/  S. J. BRIGHT                     President, Chief Executive Officer
- -----------------------------------     and Director
         S. J. Bright

  /s/  P. G. LINDNER                    Group Vice President and Chief
- -----------------------------------     Financial Officer (Principal
         P. G. Lindner                  Accounting Officer)

  /s/  J. W. AALFS*                     Director
- -----------------------------------
         J. W. Aalfs

  /s/  R. A. BURNETT*                   Director
- -----------------------------------
         R. A. Burnett

  /s/ R. D. CHRISTENSEN*                Director
- -----------------------------------
         R. D. Christensen

  /s/  J. W. COLLOTON*                  Director
- -----------------------------------
         J. W. Colloton

  /s/  F. S. COTTRELL*                  Director
- -----------------------------------
         F. S. Cottrell

  /s/  J. W. EUGSTER*                   Director
- -----------------------------------
         J. W. Eugster

  /s/  M. FOSTER, JR.*                  Director
- -----------------------------------
         M. Foster, Jr.

  /s/  N. GENTRY*                       Director
- -----------------------------------
         N. Gentry

  /s/  J. M. HOAK, JR.*                 Director
- -----------------------------------
         J. M. Hoak, Jr.

  s/s  R. L. LAWSON*                    Director
- -----------------------------------
         R. L. Lawson

  /s/  R. L. PETERSON*                  Director
- -----------------------------------
         R. L. Peterson

  /s/  N. L. SEIFERT*                   Director
- -----------------------------------
         N. L. Seifert

  /s/  W. S. TINSMAN                    Director
- -----------------------------------
         W. S. Tinsman

  /s/  L. L. WOODRUFF*                  Director
- -----------------------------------
         L. L. Woodruff

         *By:  /s/  P. J. LEIGHTON
- -----------------------------------
         (P. J. Leighton
         as Attorney-in-fact of
         the persons indicated)
